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                                                                  EXHIBIT 99.3


                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Avis Group Holdings, Inc. (the "Company") on Form 10-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), F. Robert Salerno, as President and Chief Operating Officer of the Company, and Kurt Freudenberg, as Senior Vice President and Controller, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

             (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

             (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ F. Robert Salerno
--------------------------------------
F. Robert Salerno
President and Chief Operating Officer
March 6, 2003

/s/ Kurt Freudenberg
--------------------------------------
Kurt Freudenberg
Senior Vice President and Controller
March 6, 2003

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.